UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

GIGGLES N’ HUGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53948	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Galleria Way
Glendale, California 91210

(Address of principal executive offices)

Registrant’s telephone number, including area code: 818) 956-4847

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3) On February 28, 2018, Phillip C. Gay accepted the position of Chief Executive Officer of Giggles N’ Hugs, Inc., a Nevada corporation (“Giggles” or the “Company”) effective April 1, 2018, upon the completion of Giggles’ rights offering. Mr. Gay most recently served as the Company’s Chief Business Development Officer from February 2015 to the present and brings nearly three decades of industry-related senior executive experience to the company.

Joey Parsi, current Chief Executive Officer, intends to resign from the position and will be appointed Chairman of the Board.

Mr. Gay, age 60, currently serves as Managing Director of Triple Enterprises, a business advisory service firm that assists mid-cap sized companies with financing, mergers and acquisitions and strategic financing, which he had previously managed from March 2000 until June 2004. From March 2015 to May 2015 Mr. Gay served as a director and chief executive officer at Diego Pellicer Worldwide Inc. From July 2006 until June 2010, Mr. Gay served as President, Chief Executive Officer and a Director of Grill Concepts, Inc., a company that operates a chain of upscale casual restaurants throughout the United States. From March 2000 to November 2001, Mr. Gay served as an independent consultant with El Paso Energy from time to time and assisted El Paso Energy with its efforts to reduce overall operating and manufacturing overhead costs. Mr. Gay joined the Board of Directors of Motorcarparts in November 30, 2004. Previously he has served as chief financial officer for California Pizza Kitchen (1987 to 1994) and Wolfgang Puck Food Company (1994 to 1996), and he has held various Chief Operating Officer and Chief Executive Officer positions at Color Me Mine and Diversified Food Group from 1996 to 2000. Mr. Gay is also a retired Certified Public Accountant, a former audit manager at Laventhol and Horwath and a graduate of the London School of Economics.

Triple Enterprises has been engaged by the company for accounting services since 2013 for a monthly fee of $5,000, a portion of which was paid in restricted stock during fiscal 2017. Mr. Gay receives 300,000 restricted shares on an annual basis as payment for services rendered as the Company’s Chief Business Development Officer.

(d) Mr. Gay will also be appointed to the Board of Directors of the Company on April 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Giggles N Hugs, Inc., a Nevada corporation (Registrant)

Date: March 6, 2018	By:	/s/Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer